UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[   ]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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STARCO BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

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STARCO BRANDS, INC.

250 26th Street, Suite 200

Santa Monica, California 90402

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF A MAJORITY OF SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement is furnished to the stockholders of Starco Brands, Inc. (the “Company”) (formerly Insynergy Products, Inc.) in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors (the “Board”) of the Company to effect a reverse stock split of the issued and outstanding common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The matter upon which action is being taken is to reverse the 72,527,068 outstanding shares of the Company’s common stock at a ratio of 30:1 (the “Reverse Stock Split”).

The Board proposed and approved the Reverse Stock Split on December 14, 2017.  Pursuant to the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding voting stock is required to authorize the Reverse Stock Split.  Nevada law provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

The record date established by the Board for purposes of determining the number of outstanding shares of voting common stock of the Company entitled to vote on the Reverse Stock Split was December 14, 2017, (the “Record Date”).  On the Record Date the Company had 72,527,068

shares of common stock issued and outstanding.  Three stockholders holding 45,166,354 shares of common stock, representing 62.28 % of the votes entitled to be cast at a meeting of the Company’s stockholders, consented in writing to the Reverse Stock Split on December 14, 2017 (the “Consent Date”).

The Reverse Stock Split cannot be effectuated until twenty (20) days after the mailing of this Information Statement to our stockholders.  After that time period, the Company shall complete the required regulatory procedures to complete the reverse stock split of our outstanding common stock. (“Reverse Stock Split”)

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the Record Date.

REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK

As of the Record Date, we had 72,527,068 shares of our common stock issued and outstanding.  Our Board unanimously proposed that our outstanding common stock be reversed at a ratio of 30:1 subject to stockholder approval. The final amount of outstanding common stock after the Reverse Stock Split shall be determined after any fractional shares of 0.5 or greater are rounded up to one share.  The Company intends that there will not be a mandatory exchange of certificates; rather, new certificates will be provided in the ordinary course of business.

The Reverse Stock Split will become effective on such date as will be determined by the Board and market regulations, which we will refer to as the "effective date."  Beginning on the effective date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Stockholder approval to affect the Reverse Stock Split was obtained by written consent of three stockholders holding a majority of our issued and outstanding common stock and was completed by December 19, 2017.

Purpose and Effect of the Reverse Stock Split

The purpose of the proposed Reverse Stock Split is expected to provide the Company with sufficient flexibility to take advantage of corporate opportunities and/or financings should the opportunities arise; or to raise the market price of our common stock in order to qualify our common stock to be quoted on NASDAQ or listed on an exchange.  Without the Reverse Stock Split, we might not have a sufficient number of authorized common stock to engage in these types of transactions and if we were to merely increase the number of our authorized common stock management is concerned that the number of our issued and outstanding common stock following any such transaction might be excessive, given our current financial condition.

Under economic theory, and as experience shows, the market price of our common stock should rise in an inverse amount to the ratio of the Reverse Stock Split.  However, the market price of our common stock is also based on factors that may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors; many of which are beyond our control.  Accordingly, following the initial expected rise following the implementation of the Reverse Stock Split, the market price of our stock may fall resulting in a loss of net value to your portfolio.

The liquidity of our common stock may be adversely affected by the reduced number of freely trading shares outstanding after the Reverse Stock Split.  In addition, the split will increase the number of stockholders who own odd-lots.  An odd-lot is fewer than 100 shares.  Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in completing sales.

The Reverse Stock Split will not affect the $.001 par value of our common stock.  As a result, on the effective date of any such implementation, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  These accounting entries will have no impact on total shareholders' equity.  All share and per share information will be retroactively adjusted following the effective date to reflect the Reverse Stock Split for all periods presented in future filings.

The availability of additional authorized shares of common stock will allow our Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law).  Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares of common stock or to raise sufficient additional capital to qualify to have our common stock quoted on NASDAQ or listed on an exchange.

Because the Reverse Stock Split will result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.  Although the Reverse Stock Split will not be implemented for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of us, for example, by privately placing shares with purchasers who might side with our Board in opposing a hostile takeover bid.  Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal certain provisions of our Articles of Incorporation would not receive the requisite vote.  Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of our Company if the Board opposed such transactions.

The Reverse Stock Split will have the following effects upon our common stock:

On the Record Date the Company had 72,527,068 shares of our common stock issued and validly outstanding and does not have any outstanding options or warrants.

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The number of shares of common stock we are authorized to issue will remain at 300,000,000; and

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The $.001 par value of our common stock will remain the same.

After the effective date of the Reverse Stock Split (as will be determined in the discretion of our Board and the Financial Industry Regulatory Authority (“FINRA”) regulations), each stockholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the effective date.  The Reverse Stock Split will not change any of the rights of the stockholders of our common stock.  The new shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of our common stock that were issued prior to the Reverse Stock Split.  Each stockholder's percentage ownership will not be altered as a result of the Reverse Stock Split, but each stockholder will incur dilution, which may be substantial, as a result of future corporate issuances of available shares as a result of the Reverse Stock Split.  The shares of our common stock to be issued following the Reverse Stock Split will be fully paid and non-assessable.

The following table sets forth the number of shares of common stock issued and outstanding as of the Record Date for stockholders entitled to receive notice of this Information Statement and upon implementation of the Reverse Stock Split at a ratio of 30:1.  We currently have 300,000,000 authorized shares of common stock.

Number of currently outstanding shares	72,527,068
Number of currently outstanding shares, post-split (assumes 30:1 split)	2,417,569
Number of authorized but unissued shares, post-split	297,582,431
Number of currently outstanding shares – fully diluted	72,527,068
Number of authorized but unissued shares - fully diluted, post-split	297,582,431

The Company’s transfer agent, West Coast Stock Transfer, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates.  There will be no mandatory exchange of certificates; rather certificates will be exchanged in the ordinary course of business.  No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date there were 72,572,068 shares of $.001 par value common stock issued and outstanding.  The common stock constitutes the outstanding class of voting securities of the Company entitled to vote in connection with the Reverse Stock Split described herein.  Each stockholder is entitled to one vote per share of common stock on any matter that properly comes before the stockholders and the common stock does not provide any preemptive rights to stockholders.  The Company’s bylaws provide that a majority of the outstanding shares are required to approve any corporate action.

The following table lists the beneficial ownership of our outstanding common stock by our management and each person or group known to us to own beneficially more than 5% of our voting common stock on the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Based on these rules, two or more persons may be deemed to be the beneficial owners of the same securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of common stock shown as beneficially owned by them.  The percentage of beneficial ownership is based on 72,572,068 shares of common stock outstanding as of the Record Date.

MANAGEMENT

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common Stock	Sanford Lang Chairman of the Board	8,050,320 (1)	11.09
Common Stock	Ross Sklar President, Chief Executive Officer and Director	36,263,534	49.97
Common Stock	Martin Goldrod Secretary, Treasurer and Director	1,362,500	1.88
Common Stock	Rachel Boulds Chief Financial Officer	25,000	Less than 1%
	Directors and executive officers as a group (4 persons)	45,701,354	62.97

(1) Represents 7,540,320 shares held by Mr. Lang, 500,000 shares held by his spouse and 10,000 shares held by a child living with him.

OTHER MATTERS

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

The Company’s directors, executive officers or associates of such persons do not have any substantial interest, direct or indirect, by security holdings or otherwise, at any time since the beginning of the last fiscal year in the matter to be acted upon which is not shared by all other holders of the Company's common stock.

All members of the Board of the Company approved the action discussed above by a Board resolution dated December 14, 2017.  To our knowledge, no director has advised that he intends to oppose the Reverse Stock Split as described above.

Stockholder Proposals

No security holder entitled to vote at a shareholders' meeting or entitled to vote by written consent has submitted to the Company any proposal for action or consideration by the Company or our Board.

No Dissenter’s Rights

Under applicable Nevada law, dissenting stockholders are not entitled to dissenter rights with respect to the Reverse Stock Split and we will not independently provide stockholders with any such right.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address on the Record Date unless the Company receives contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.

If multiple stockholders sharing an address receive multiple copies of this Information Statement, but desire to receive a single copy, then one or more of the stockholders sharing such address shall provide notice to the Company and the Company shall provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a single copy of other communications in the future to the multiple stockholders at the shared address.  In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning 949-574-3860 or by mail to the following address:

Stockholder Communications

Starco Brands, Inc.

c/o Liolios Group, Inc.

4685 McArthur Court, Suite 400

Newport Beach, California 92660

ADDITIONAL INFORMATION

Upon written or oral request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement.  These documents will be provided by first class mail or other equally prompt means within one business day of the request.  Please make your request to the Stockholder Communications’ address or phone number, above.

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC.  For more detailed information about the Company, including financial statements, you may refer to our recent Form 10-Q for the period ended September 30, 2017, filed on November 13, 2017, and our audited financial statements are contained in our Form 10-K for the year ended December 31, 2016, filed March 31, 2017.  This information may be found at the SEC’s EDGAR database at www.sec.gov.  In addition, the periodic reports and other information that the Company has filed with the SEC may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC, U.S.A., 20549.  You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Date: January 29, 2018	By order of the Board of Directors, /s/Sanford Lang ______________________________________________ Sanford Lang Chairman of the Board